Exhibit 99.1

Culp Announces Acquisition of Bodet & Horst USA Knitted Mattress Fabric Operations

HIGH POINT, N.C.--(BUSINESS WIRE)--Culp, Inc. (NYSE: CFI) today announced the acquisition of the knitted mattress fabrics operation of Bodet & Horst USA, LP (“B&H”). This business will be operated by Culp Home Fashions, the mattress fabrics division of Culp, Inc. For the past six years, B&H has been the company’s primary source of knitted mattress fabric, a product category that has grown substantially in recent years for Culp’s mattress fabric business. Pursuant to the terms of the purchase agreement, Culp is acquiring B&H’s equipment, inventory and certain intellectual property. Culp will continue to manage the High Point manufacturing operation at the existing location with no production interruption or change in the day to day operations of the plant. The company is financing the purchase with a long term unsecured note with one of its current lenders, with no principal payment for three years.

Commenting on the announcement, Frank Saxon, president and chief executive officer of Culp, Inc., stated, “We are pleased to announce the acquisition of B&H and believe this transaction will further enhance Culp’s strong service platform for our customers. Demand for this product line has grown significantly, as knits are increasingly being utilized on mattresses at volume retail price points. Mattress fabrics have been a driving force in Culp’s business and accounted for 54 percent of the company’s sales in the fourth quarter ended April 2008. Additionally, we have recently completed a $5.0 million capital project to significantly strengthen our woven mattress fabrics manufacturing operations and provide further reactive capacity for servicing our customers. With this weaving expansion and the completion of the B&H acquisition, Culp Home Fashions has substantially increased its commitment to the bedding industry. We are now positioned with a large and modern, vertically integrated manufacturing platform in all major product categories of the mattress fabrics industry. Our strategic focus in mattress fabrics continues to be providing our customers with outstanding delivery performance, quality, innovation and value.”

“With this acquisition, Culp Home Fashions expects to improve upon supply logistics from pattern inception to fabric delivery, allowing accelerated responsiveness, stability and service for its customers,“ added Iv Culp, president of Culp Home Fashions. “We also look forward to extending our strong working relationship with B&H, one of the leading producers of knitted mattress fabrics, with operations in several European countries. Going forward, we will continue to collaborate on manufacturing projects and supply each other with products in different parts of the world. Culp will also serve as the primary agent for B&H to distribute sewn covers and fire protectors/socks to the North American mattress trade. We now have the unique ability to leverage the strengths of both companies and pursue additional growth opportunities in the global mattress fabrics business.”

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company’s fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

This release contains statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about the company’s future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company’s business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced or marketed by the company could erode demand for the company’s products. Strengthening of the U.S. dollar against other currencies could make the company’s products less competitive on the basis of price in markets outside the United States and strengthening of currencies in Canada and China can have a negative impact on the company’s sales in the U.S. of products produced in those countries. Also, economic and political instability in international areas could affect the company’s operations or sources of goods in those areas, as well as demand for the company’s products in international markets. The company’s level of success in integrating the business operations and assets acquired from Bodet & Horst could have an effect on operating efficiency, costs, and ultimately on profits. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company’s periodic reports filed with the Securities and Exchange Commission, including the “Risk Factors” section in the company’s most recent annual report on Form 10-K.

CONTACT:
Culp, Inc.
Kenneth R. Bowling, Chief Financial Officer, 336-881-5630